UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2007

NETTIME SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8840 East Chaparral, Suite 100

Scottsdale, Arizona, 85250

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (480) 296-0400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

In connection with the Asset Purchase Agreement entered into between NETtime Solutions, Inc., a Nevada corporation (the “Company”) and Synel Industries, Inc., an Israeli registered corporation (“Synel”), as reported on the Company’s Current Report on Form 8-K, filed on January 22, 2007, the Company licensed certain rights to Synel in connection with the Company’s NETtime software.  On June 19, 2007, Synel entered into a master agreement with Paychex, Inc., a Delaware corporation headquartered in New York (“Paychex”).  The master agreement provides that Synel and Paychex will conduct a pilot program relating to the NETtime software, and that, upon completion of the pilot program, Paychex will have the option to acquire perpetual license rights in connection with the NETtime source codes, pursuant to the terms of a license agreement entered into between Synel, Paychex and the Company on June 19, 2007.  The term of the master agreement commences June 1, 2007, and continues for a period of six months following completion of the pilot program.

During the pilot program, qualified Company employees will provide up to 150 hours of consulting services at no cost.  The Company will also provide up to an additional 300 hours of consulting services during the pilot program, and up to an additional 300 hours of consulting services following completion of the pilot program, in each case at a rate of up to $225 per hour.  In consideration for performing the pilot program, Paychex will pay to Synel an initial payment of $50,000, of which Synel will pay $25,000 to the Company.  Upon completion of the pilot program, Paychex will make a final payment to Synel of $50,000, of which Synel will pay $25,000 to the Company, or, in lieu of making this final payment, Paychex may elect to exercise its option to acquire the perpetual license rights under the terms of the license agreement.  The master agreement further provides that, in the event Paychex elects to exercise its rights under the license agreement, and in consideration for the grant of the perpetual license rights under the license agreement, Paychex will pay to Synel an aggregate of $1,500,000, of which amount $1,200,000 will be payable to the Company as follows:  an initial payment of $1,000,000 will be payable to the Company upon the election by Paychex to acquire the license rights, and two subsequent payments of $100,000 each, which will be due three months and six months, respectively, thereafter.  Paychex must exercise its option to acquire the license rights to the NETtime source code under the license agreement by December 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETTIME SOLUTIONS, INC.

Date: June 25, 2007	By:	/s/ Bahan Sadegh
	Name:	Bahan Sadegh
	Title:	President and C.E.O.